Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Saratoga Investment Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value	(1)	457(o)		$	$			$					$
Fees to be Paid	Equity	Preferred Stock	(2)	457(o)
Fees to be Paid	Other	Subscription Rights	(3)	457(o)
Fees to be Paid	Debt	Debt Securities	(4)	457(o)
Fees to be Paid	Other	Warrants	(5)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)				410,483,531.31	0.0001381		56,687.78
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value	(7)	415(a)(6)								N-2	333-269186	03/13/2023
Carry Forward Securities	Equity	Preferred Stock	(8)	415(a)(6)								N-2	333-269186	03/13/2023
Carry Forward Securities	Other	Subscription Rights	(9)	415(a)(6)								N-2	333-269186	03/13/2023
Carry Forward Securities	Debt	Debt Securities	(10)	415(a)(6)								N-2	333-269186	03/13/2023
Carry Forward Securities	Other	Warrants	(11)	415(a)(6)								N-2	333-269186	03/13/2023
Carry Forward Securities	Unallocated (Universal) Shelf		(12)	415(a)(6)		$		$339,516,468.69		$		N-2	333-269186	03/13/2023		$37,414.71

Total Offering Amounts:								$750,000,000.00			56,687.78
Total Fees Previously Paid:
Total Fee Offsets:											0.00
Net Fee Due:											$56,687.78

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Offering Note(s)

(1)	There is being registered hereunder an indeterminate number of shares of common stock, preferred stock, or warrants as may be sold, from time to time. Warrants represent rights to purchase common stock, preferred stock or debt securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $750,000,000.
(2)	See Note 1 above.
(3)	There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common stock. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $750,000,000.
(4)	There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $750,000,000. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $750,000,000.
(5)	See Note 1 above.
(6)	Estimated pursuant to Rule 457 solely for the purposes of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by Saratoga Investment Corp. (the “Registrant”) in connection with the sale by the Registrant of the securities registered under this registration statement.
(7)	See Note 1 above.
(8)	See Note 1 above.
(9)	See Note 3 above.
(10)	See Note 4 above.
(11)	See Note 1 above.
(12)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $339,516,468.69 in aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under the Registrant’s Registration Statement on Form N-2 (File No. 333-269186) initially filed on January 11, 2023, and amended on February 21, 2023, and declared effective on March 13, 2023 (the “Prior Registration Statement”). The Registrant previously paid at filing fees in the aggregate of $37,414.71 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.